UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report): September 29, 2015

DEEP WELL OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-24012	98-0501168
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Suite 700, 10150 – 100 Street, Alberta, Canada	T5J 0P6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 409-8144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On September 29, 2015, the Board of Directors of Deep Well Oil & Gas, Inc. (the “Company”) held its Annual General Meeting of Shareholders (the “Meeting”) in Edmonton, Alberta, Canada, at which two proposals were presented to the Company’s shareholders for consideration. As fixed by the Board of Directors of the Company, only shareholders of record at the close of business on August 7, 2015 (the “Record Date”), were entitled to notice of, and to vote at, this Meeting. The Company had 229,374,605 shares of common stock issued and outstanding, as of the Record Date. The following two proposals were: 1.) to elect eight directors to serve as the Company’s Board of Directors until the next Annual General Meeting of Shareholders; and 2.) To ratify the appointment of Sadler, Gibb & Associates, LLC to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015.

The number of shares of common stock of the Company represented by registered shareholders or their duly appointed proxies present in person, and present at the Meeting represented by proxy, was 174,980,186 shares of common stock of the Company representing approximately 76.3% of the total shares eligible to vote. The Company’s appointed inspectors of elections have certified the following voting results.

That at such Meeting all eight Directors were re-elected, and that the result of such vote taken for the election of eight Directors of the Company was as follows:

Director Nominees	Votes For	Votes Withheld
Mr. Said Arrata	162,328,178	64,558
Mr. Satya Brata Das	162,080,012	312,724
Mr. Pascal Nodé-Langlois	162,083,012	309,724
Mr. Colin P. Outtrim	162,083,012	309,724
Mr. David Roff	162,083,012	309,724
Dr. Horst A. Schmid	162,328,272	64,464
Mr. Curtis James Sparrow	162,083,312	309,424
Mr. Malik Youyou	162,078,491	314,245

That at such Meeting the appointment of Sadler, Gibb & Associates, LLC as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015 was approved by a majority of shareholders and that the result of such vote taken was as follows:

Votes For	Votes Against	Votes to Abstain
174,440,672	528,445	11,069

Item 5.03	Amendments to Articles of Incorporation or By-Laws.

On September 29, 2015, the Board of Directors of Deep Well Oil & Gas, Inc. (the “Company”) adopted amended and restated By-Laws of the Company (the “By-Laws”). The By-Laws became effective immediately upon adoption. The significant amendments reflected in the By-Laws are as follows:

1.	the provisions related to the fixing of a record date for the purpose of determining the stockholders entitled to notice of or to vote at a stockholders meeting have been amended to require that such record date must be not more than 60 days and not less than 10 days before the date of the meeting. Prior to the amendments, the record date was required to be not more than 59 days before the date of the meeting; and

2.	Clause 2.8 and 2.9 – the provisions related to what constitutes a quorum of stockholders entitled to vote at a stockholder meeting has been amended from a majority shall constitute a quorum to at least one-third of the presence in person or by proxy of the holders of at least one-third in voting power of all outstanding shares of stock entitled to vote at the meeting of stockholders, shall now constitute a quorum at such meeting of stockholders; and

3.	the provisions related to submission of stockholder proposals has been corrected for when advance notice of stockholder proposals and director nominations for consideration at the annual meeting of stockholders are to be submitted to the Company; and

The above is qualified in its entirety by reference to the full text of the By-Laws of the Company, as amended and restated effective September 29, 2015, attached as exhibit 3.1 to this current report on Form 8-K and filed herewith.

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ITEM 7.01	Regulation FD.

The presentation slides that the Company presented at its Annual General Meeting of Shareholders on September 29, 2015 are filed herewith. The Company is furnishing this information in this current report on Form 8-K and in Exhibit 99.1 to comply with Regulation FD.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01, including Exhibit 99.1, is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this current report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements

Not Applicable.

(d) Exhibits to subject matter reported on this Form 8-K

Exhibit No.	Description
3.1	Amended and Restated By-laws effective September 29, 2015 of Deep Well Oil & Gas, Inc., filed herewith.

99.1	Annual General Meeting of Shareholders presentation slides, filed herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEEP WELL OIL & GAS, INC.

Date: October 5, 2015	By:	/s/ Horst A. Schmid
Dr. Horst A. Schmid
Chairman and CEO

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